Exhibit 10.4

LICENSE TERMINATION AND EXTINGUISHING AGREEMENT

This License Termination and Extinguishing Agreement ("Termination Agreement") is entered into as of March 31, 2010, by and between New Nycon, Inc. a Delaware corporation with an address of One Neshaminy Interplex #201 Trevose, PA 19053, a wholly owned subsidiary of Pure Earth, Inc. ("Licensee") and Paul E. Bracegirdle with an address of P.O. Box 88 Langhorne, PA 19047 ("Licensor").  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in that certain License Agreement dated as of 30th day of April, 2008 by and between Licensor and Licensee ("Exclusive License Agreement”).

WHEREAS, the Licensor granted the Licensee the exclusive right and license to use the Technology and Products pursuant to the License Agreement in accordance with the terms set forth therein; and

WHEREAS, the Licensor and Licensee now wish to terminate and extinguish the License Agreement in its entirety and in accordance with the terms set forth in this Termination Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Termination.  The Licensor and the Licensee hereby terminate and extinguish the Exclusive License Agreement effective as of the Termination Date (as defined below). In furtherance of the foregoing, as of the Termination Date, Licensor shall terminate and Licensee shall relinquish all of Licensee's rights set forth in the Exclusive License Agreement, including, without limitation, Licensee's right to use or sublicense in any manner the Technology, Product, Patents, Licensed IP or the Trademarks. The Licensee agrees that any rights or obligations contained within the Exclusive License Agreement shall be of no further force and effect.

2.   Termination Fee.  The Licensor and the Licensee hereby agree that neither party shall be due any Termination Fee or other obligation one-to-the-other whatsoever.

3.   Effective Date of Termination.  The termination of the Exclusive License Agreement provided for in Section 1 herein shall occur and be effective as of the date first above written.

By New Nycon, Inc. (Licensee)

/s/ Brent Kopenhaver
[Signature]

By Paul E. Bracegirdle (Licensor)

/s/ Paul E. Bracegirdle

By Pure Earth, Inc. (Shareholder of Licensee)

/s/ Brent Kopenhaver
[Signature]